Exhibit 10.3
AMENDMENT TO SEPTEMBER 1992 NOTE AGREEMENT
     THIS AMENDMENT TO SEPTEMBER 1992 NOTE AGREEMENT (this “Amendment”) is entered into this 15th day of April, 2011, by and between Piedmont Natural Gas Company, Inc., a North Carolina corporation (the “Company”) and the undersigned holder of all of the senior promissory notes issued pursuant to that certain Note Agreement dated as of September 21, 1992 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the “Note Agreement”), between the Company and Provident Life and Accident Insurance Company (“Provident”).
     Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Note Agreement or the Amendment.
W I T N E S S E T H:
     WHEREAS, since the date of the Note Agreement, the Electronic Data-Gathering, Analysis, and Retrieval system (together with any successor system, “EDGAR”) was created and has become a common method for disseminating certain information from companies required by law to file forms with the U.S. Securities and Exchange Commission or any successor thereto; and
     WHEREAS, the Company desires to amend the Note Agreement to include distribution by EDGAR as an acceptable method for delivery of information that is filed with the U.S. Securities and Exchange Commission or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission (the “SEC”), and is required to be delivered to the holders of any Note pursuant to the Note Agreement;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do agree as follows:
SECTION 1.
AMENDMENT TO THE NOTE AGREEMENT
     The Note Agreement shall be and hereby is amended as follows:
     1.1. Section 5A of the Note Agreement is hereby amended by replacing the phrase “it will deliver to you in duplicate” with the following: “it will either deliver to you in duplicate or post to EDGAR in accordance with Section 11I hereof”.

     1.2. Section 10 of the Note Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order in Section 10 of the Note Agreement:
     “EDGAR” shall mean the Electronic Data-Gathering, Analysis, and Retrieval system (together with any successor system that is used to file documents or information with the SEC).
     “SEC” shall mean the U.S. Securities and Exchange Commission or any governmental body or agency succeeding to the functions of the U.S. Securities and Exchange Commission.
     1.3. Section 11 of the Note Agreement is hereby amended by replacing the first word, “All” in Section 11 of the Note Agreement with the following: “Except as otherwise permitted by this Section 11, all” and adding the following at the end of the text currently in Section 11 of the Note Agreement:
     In addition to the foregoing, any notices or deliveries (or portions thereof) required pursuant to this Agreement, including without limitation those contemplated in Section 5A of this Agreement, may be given to you by the Company posting or causing the posting of such notice information on EDGAR. For the avoidance of doubt, such posting or the causing such posting shall be an acceptable method of delivery in compliance with the notice requirements of this Agreement for future notices required to be delivered pursuant thereto, in addition to any other method of delivery provided in this Agreement or sufficient in law or equity.
SECTION 2.
ACKNOWLEDGMENT REGARDING PRIOR DELIVERIES
     The Company’s prior delivery of certain notices required by the Note Agreement, including without limitation those contemplated in Section 5A of the Note Agreement, by posting or causing the posting of such notice information on EDGAR is hereby agreed to be an acceptable method of delivery for compliance with the Company’s delivery requirements pursuant to the Note Agreement as of the date of each such notice.
SECTION 3.
WARRANTIES AND REPRESENTATIONS
     To induce Provident to enter into this Amendment and to consent to the modifications to the Note Agreement set forth herein, the Company warrants and represents, on the date of this Amendment, as follows (it being agreed, however, that nothing in this Section 3 shall affect any of the warranties and representations previously made by the Company in or pursuant to the Note Agreement, and that all of such other warranties and representations, as well as the warranties and representations in this Section 3, shall survive the effectiveness of this Amendment and the modifications to the Note Agreement as forth herein):
     3.1. Organization; Power and Authority. The Company is a public company duly incorporated and validly existing under the laws of the State of North Carolina and is duly qualified as a corporation and is in good standing in each other jurisdiction in which such qualifications are required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect. The Company has the corporate power and authority to own its properties and to conduct its business and to execute and deliver this Amendment.
     3.2. Authorization, Etc. This Amendment has been duly authorized by all necessary corporate action on the part of the Company.
SECTION 4.
MISCELLANEOUS
     4.1 Except as hereinabove specifically amended, all other provisions of the Note Agreement shall remain in full force and effect.
     4.2 THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NORTH CAROLINA.
     4.3 This Amendment and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.
     4.4 This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Amendment to produce or account for more than one of such counterparts.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and delivered on the day and year first written above.

PIEDMONT NATURAL GAS COMPANY, INC., a North Carolina corporation.
By:	/s/ Robert O. Pritchard
	Name:	Robert O. Pritchard
	Title:	V.P., Treasurer & CRO

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY
By:	/s/ Ben Vance
	Name:	Ben Vance
	Title:	Vice President